UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 11, 2014

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02	Unregistered Sales of Equity Securities.

From July 11, 2014 until August 27, 2014, Adaptive Medias, Inc., a Nevada corporation (the “Company”), completed four closings under its private placement offering (the “Summer Offering”) with an accredited investor for gross proceeds equal to an aggregate of $825,000 in exchange for the issuance of (i) 366,668 shares (the “Summer Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a per share price of $2.25, and (ii) warrants to purchase up to 366,668 shares of the Company’s common stock (the “Warrants”) exercisable at a price of $3.00 per share with a term of five (5) years.

On September 3, 2014, the Company completed a private placement offering (the “September Offering”) with an accredited investor for gross proceeds equal to an aggregate of $4,000,000 in exchange for the issuance of 1,777,778 shares of Common Stock (the “September Shares” and together with the Summer Shares, the “Shares”) at a per share price of $2.25.

The Shares and the Warrants were issued to accredited investors in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, in that the Company did not engage in any general advertisement or general solicitation in connection with the offering of the Shares and Warrants, and the Company was available to answer any questions from any purchaser. Cash commissions were not paid in connection with the sale of the Shares and/or Warrants.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On September 9, 2014, the Board of Directors (the “Board”) of the Company, approved a second amendment (the “Second Amendment”) to that certain Executive Employment Agreement by and between the Company and Qayed Shareef, the Company’s Chief Executive Officer and a member of the Board, dated as of July 1, 2013 (the “Original Agreement”), as amended on January 21, 2014 (the “First Amendment” and together with the Original Agreement, the “Agreement”). The Second Amendment provides that Mr. Shareef’s compensation shall be increased to $220,000, retroactively effective as of July 1, 2014, and he will be eligible for an ongoing annual bonus of $30,000 based on achieving the 2H revenue goal, as set forth by the Board, payable no later than thirty (30) days following the Company’s fiscal year end. The Agreement was otherwise unmodified and remains in effect. The Original Agreement, First Amendment, and Second Amendment are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and the text of this Item 5.02 is qualified in its entirety by the provisions of such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

4.1	[Form of Warrant](filed herewith).
10.1	Executive Employment Agreement dated July 1, 2013(1).
10.2	First Amendment to Executive Employment Agreement dated January 21, 2014(2).
10.3	Second Amendment to Executive Employment Agreement dated September 9, 2014 (filed herewith).
99.1	Press Release dated September 15, 2014 (filed herewith).

(1) Filed as Exhibit 10.4 attached to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2013.

(2) Filed as Exhibit 99.1 attached to the Amended Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2014	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer